EXHIBIT 11
                       PETROLEUM HEAT AND POWER CO., INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                                       NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                     ------------------------------------------   ---------------------------
                                         1991           1992           1993           1993           1994
                                     ------------   ------------   ------------   ------------   ------------
Net Loss..........................   $(16,562,565)  $ (4,389,365)  $ (8,431,294)  $(17,359,300)  $ (6,800,300)
Preferred dividends...............     (3,269,000)    (4,258,000)    (3,321,153)    (3,321,123)    (3,340,446)
Accretion of Redeemable Preferred
  Stock...........................        (23,083)      (194,740)       (45,873)       (45,873)       --
                                     ------------   ------------   ------------   ------------   ------------
Net loss applicable to common
  stock...........................    (19,854,648)    (8,842,105)   (11,798,320)   (20,726,296)   (10,140,746)
                                     ------------   ------------   ------------   ------------   ------------
Common stock dividends
 Class A Common Stock.............        --           3,156,707      9,971,104      7,359,627      7,834,440
 Class B Common Stock.............        951,501      2,714,946        407,772        305,829        237,788
 Class C Common Stock.............        --             465,251      1,336,198        986,241      1,049,871
                                     ------------   ------------   ------------   ------------   ------------
                                          951,501      6,336,904     11,715,074      8,651,697      9,122,099
                                     ------------   ------------   ------------   ------------   ------------
Undistributed net loss(1).........   $(20,806,149)  $(15,179,009)  $(23,513,394)  $(29,377,993)  $(19,262,845)
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------
Weighted average number of common
 shares outstanding
 Class A Common Stock.............     10,180,558     12,854,266     18,992,579     18,992,579     18,992,579
 Class B Common Stock.............      3,034,060      2,447,473        216,901        216,901        195,919
 Class C Common Stock.............      2,545,139      2,545,139      2,545,139      2,545,139      2,545,139
                                     ------------   ------------   ------------   ------------   ------------
                                       15,759,757     17,846,878     21,754,619     21,754,619     21,733,637
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------
Earnings (loss) per common share
 Class A Common Stock
   Distributed....................   $         --   $       0.18   $       0.52   $       0.39   $       0.41
   Undistributed(1)...............          (1.64)         (0.99)         (1.09)         (1.37)         (0.89)
                                     ------------   ------------   ------------   ------------   ------------
                                     $      (1.64)  $      (0.81)  $      (0.57)  $      (0.98)  $      (0.48)
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------
 Class B Common Stock
   Distributed....................   $       0.31   $       1.14   $       1.88   $       1.41   $       1.10
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------
 Class C Common Stock
   Distributed....................   $         --   $       0.18   $       0.52   $       0.39   $       0.41
   Undistributed..................          (1.64)         (0.99)         (1.09)         (1.37)         (0.89)
                                     ------------   ------------   ------------   ------------   ------------
                                     $      (1.64)  $      (0.81)  $      (0.57)  $      (0.98)  $      (0.48)
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------

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(1) All of the undistributed net loss has been allocated to the Class A Common
    Stock and Class C Common Stock since the Class B Common Stock cannot participate in any additional dividends until the aggregate amount of dividends paid on Class A Common Stock and Class C Common Stock exceeds the Common Stock Allocation (as defined in the Company's Restated Articles of Incorporation to mean the Company's cash flow for each fiscal year after December 31, 1993, an additional $100.2 million would be required to be paid as dividends on the Class A Common Stock and Class C Common Stock to reach the Common Stock Allocation.